EXHIBIT 4.1


                           RIGHTS AGREEMENT AMENDMENT


         This Rights Agreement Amendment, dated as of March 12, 2007 (this "Amendment"), to the Rights Agreement, dated as of August 4, 2006 (the Rights Agreement"), between Web.com, Inc., a Minnesota corporation (the "Company") and Wells Fargo Shareowner Services, as Rights Agent (the "Rights Agent").

         The Company and the Rights Agent have heretofore executed and delivered the Rights Agreement. Pursuant to Section 28 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 28 thereof.

         In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement, as amended, and this Amendment, the parties hereto agree as follows:

         1. The "Final Expiration Date" as defined in Section 7(a) of the Rights Agreement (which heretofore was July 23, 2007) is hereby amended to mean March 13, 2007.

         2.       This   Amendment   shall  be  governed  by  and  construed  in
accordance with the laws of the State of Minnesota.

         3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

         4. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.






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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                  WEB.COM, INC.
                                  a Minnesota corporation



                                  By:     /S/ JEFFREY M. STIBEL
                                         -------------------------------------
                                         Jeffrey M. Stibel
                                  Title: President and Chief Executive Officer



                                  WELLS FARGO SHAREOWNER SERVICES,
                                  as Rights Agent


                                  By:     /S/ BARBARA M. NOVAK
                                         -------------------------------------
                                         Barbara M. Novak
                                  Title: Vice President


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